UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 4, 2018

BioXcel Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38410	82-1386754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

780 East Main Street

Branford, CT 06405

(Address of principal executive offices, including ZIP code)

(203) 643-8060

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 8.01 Other Events.

On June 4, 2018, BioXcel Therapeutics, Inc. (the “Company”) issued a press release announcing data from preclinical studies of the Company’s BXCL701 and Nektar Therapeutics’ NKTR-214 as a potential combination therapy for pancreatic cancer patients at the 2018 American Society for Clinical Oncology (ASCO) Annual Meeting, being held June 1-5, 2018 in Chicago, IL.  Results from the preclinical study demonstrate that BXCL701, a dipeptidyl peptidase (DPP) and fibroblast activation protein (FAP) inhibitor, in combination with NKTR-214, a CD122-biased agonist, and an anti-PD-1 antibody represents a new treatment approach against pancreatic cancer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

99.1	Press release, dated June 4, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2018	BIOXCEL THERAPEUTICS, INC.

/s/ Vimal Mehta, Ph.D.
Vimal Mehta, Ph.D.
Chief Executive Officer

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